UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2017

American Capital Senior Floating, Ltd.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01025	46-1996220
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 968-9310

Former Name or Former Address, if Changed Since Last Report

2 Bethesda Metro Center, 14th Floor, Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2017, American Capital Senior Floating, Ltd. (the “Registrant”) entered into an Interim Management Agreement (the “Interim Management Agreement”) with Ivy Hill Asset Management, L.P. (“IHAM”) pursuant to Rule 15a-4 adopted under the Investment Company Act of 1940, as amended (the “1940 Act”).  The previous management agreement by and between the Registrant and American Capital ACSF Management, LLC (the “Prior Manager”) terminated in accordance with its terms on January 3, 2017 upon IHAM’s acquisition of the Prior Manager.

The Interim Management Agreement will remain in effect until the earlier of (a) the effective date of a new management agreement relating to IHAM’s management of the Registrant, which has been approved by a majority of the Registrant’s outstanding voting securities (as defined in the 1940 Act) and (b) the 151st calendar day following the date of the Interim Management Agreement, unless terminated earlier by the Registrant or IHAM.  Consistent with Rule 15a-4 of the 1940 Act, the Interim Management Agreement provides that IHAM will be compensated for serving as the Registrant’s investment adviser at the same rate as in the prior management agreement: an annual rate of 0.8% of the Registrant’s total assets, excluding cash and cash equivalents and net unrealized appreciation or depreciation, with no incentive fee.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description
10.1	Interim Management Agreement, dated as of January 3, 2017, by and between American Capital Senior Floating, Ltd. and Ivy Hill Asset Management, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL SENIOR FLOATING, LTD.

Date: January 5, 2017

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Interim Management Agreement, dated as of January 3, 2017, by and between American Capital Senior Floating, Ltd. and Ivy Hill Asset Management, L.P.